Exhibit 10.7

NON-STATUTORY STOCK OPTION AGREEMENT

SUN MICROSYSTEMS, INC. (the “Company”), a Delaware corporation, hereby grants to              (the “Optionee”), an option to purchase a total of              shares of Common Stock (the “Shares”), at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the 1996 Equity Compensation Acquisition Plan (the “Plan”) adopted by the Company which is incorporated herein by reference. The terms defined in the Plan shall have the same defined meanings herein.

1) NATURE OF THE OPTION

This option is intended by the Company and the Optionee to be a nonstatutory stock option, and does not qualify for any special tax benefits to the Optionee. This option is not an Incentive Stock Option and is not subject to Section 7(g) of the Plan.

2) OPTION PRICE

The option Price is      for each share of Common Stock.

3) EXERCISE OF OPTION

This option shall be exercisable during its term in accordance with the provisions of Section 7 of the Plan as follows:

(i) RIGHT TO EXERCISE

(a) Subject to subsections 3(i)(b), (c) and (d), below, this option shall be exercisable cumulatively, to the extent of 20% of the Shares subject to the option on or after              and to the extent of an additional 20% of the Shares on each yearly anniversary of such date thereafter.

(b) Notwithstanding subsection 3(i)(a), above, and subject to subsections 3(i)(c), 7 and 8, below, in the event of Optionee’s death or disability, this option shall be exercisable cumulatively, to the extent of 1.6667% of the Shares subject to the option on or after one month following the vesting commencement date and to the extent of an additional 1.6667% of the Shares on each monthly anniversary of such date thereafter.

(c) This option may not be exercised for a fraction of a share.

(d) In the event of Optionee’s termination of employment, the exercisability of the option is governed by Section 6 below.

(ii) METHOD OF EXERCISE

This option shall be exercisable by written notice which shall state the election to exercise the option, the number of Shares in respect of which the option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee, shall be delivered in person or by certified mail to the Treasury Department of the Company, and shall be accompanied by payment of the purchase price.

4) METHOD OF PAYMENT

Payment of the purchase price shall be by any of the following, or a combination thereof, at the election of the Optionee: cash, check, surrender of other shares of Common Stock of the Company of a value equal to the purchase price of the shares as to which the option is exercised, or the Optionee may elect to transact a “same-day-sale” thereby executing a “cash-less” option exercise provided such a sale does not violate any applicable Federal or State laws or regulations”.

5) RESTRICTIONS ON EXERCISE

This option may not be exercised if the issuance of such shares upon such exercise would constitute a violation of any applicable Federal or State Securities or other law or regulation, including any rule under Regulation G as promulgated by the Federal Reserve Board. As a condition to the exercise of this option, the Company may require the Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

6) TERMINATION OF STATUS AS AN EMPLOYEE

(i) Subject to Sections 6(ii) and 10 below, if Optionee ceases to serve as an Employee, he may, but only within 90 days after the date he ceases to be an Employee of the Company, exercise his option to the extent that he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the option at the date of such termination, and to the extent that he does not exercise the exerciseable portion of the option within the time specified herein, the option shall terminate.

(ii) Retirement

(a) For purposes of this Agreement the term “retirement” shall mean the Optionee’s voluntary resignation from the Company: (1) at or after attaining age 55 and (2) with a number of full years of service with the Company that when added to Optionee’s age (in full years), the sum equals or exceeds 65, (b) Notwithstanding subsection 6(i) above, in the case of an Optionee who is not in a job classification of director-level or above and who ceases to serve as an Employee by reason of retirement (as defined above), then for purposes of this Agreement, the option shall remain outstanding and shall be exercisable as though the Optionee had remained in Continuous Status as an Employee for twelve (12) months after the date of retirement. Subject to earlier termination under Section 10 below, such Optionee may, but only within ninety (90) days after the end of such twelve (12)-month period, exercise his/her option to the extent that Optionee was entitled to exercise it at the end of such twelve (12)-month period. To the extent that Optionee was not entitled to exercise the option at the end of such twelve (12)-month period and to the extent Optionee does not exercise the exercisable portion of the option within the time specified herein, the option shall terminate.

(c) Nothwithstanding Section 6(i) above, in the case of an Optionee (1) who is in a job classification of director-level or above, (2) who ceases to serve as an Employee by reason of retirement (as defined above) and (3) who during the period beginning on the date of retirement and ending fifteen (15) months thereafter, does not directly or indirectly solicit, encourage or take any other action which is intended to induce or encourage, or has the effect of inducing or encouraging any employee of the Company to terminate his or her employment with the Company, then, subject to earlier termination under Section 10 below, for purposes of this Agreement, the option shall remain outstanding and exerciseable for fifteen (15) months after the date of retirement, to the extent that Optionee was entitled to exercise it at the date of retirement. To the extent the Optionee was not entitled to exercise the option on the date of retirement and to the extent the Optionee does not exercise the exerciseable portion of the option within the time specified herein, the option shall terminate. Notwithstanding the foregoing, in the event Optionee breaches the terms set forth in Section 6(ii)(c)(3), the option shall immediately terminate and no longer be exerciseable.

7) DISABILITY OF OPTIONEE

Notwithstanding the provisions of Section 6 above and subject to earlier termination as set forth in Section 10 below, if Optionee is unable to continue his employment relationship with the Company as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), he may, but only within six (6) months after the date he ceases to be an Employee of the Company and only to the extent of the right to exercise that would have accrued in accordance with Section 3(i)(b) hereof had Optionee remained in Continuos Status as an employee for 12 months after the date of such termination. To the extent that he was not entitled to exercise the option at the date of such termination, and into the extent that he does not exercise the exerciseable portion of the option within the time specified herein, the option shall terminate.

8) DEATH OF OPTIONEE

Notwithstanding the provisions of Section 6 above and subject to Section 10 below, in the event of the death of Optionee:

(i) during the option period while an Employee of the Company and having been in Continuous Status as an Employee since the date of grant of the option, the option may be exercised, at any time within six (6) months following the date of death, by the Optionee’s estate or by a person who acquired the right to exercise the option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued in accordance with Section 3(i)(b) hereof had the Optionee continued living and remained in Continuous Status as an Employee for 12 months after the date of death; or

(ii) within one (1) month after the termination of the Optionee’s Continuous Status as an Employee, the option may be exercised, at any time within six (6) months following the date of death, by the Optionee’s estate or by a person who acquired the right to exercise the option by bequest or inheritance, but only to the extent of the right to exercise that had accrued in accordance with Section 3(i)(b) hereof at the date of termination. To the extent that he was not entitled to exercise the option at the date of death (in accordance with the above), and to the extent that he does not exercise the exerciseable portion of the option within the times specified herein, the option will terminate.

Revised June 2004 – Michael Dillon

9) NON-TRANSFERABILITY OF OPTION

This option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by him. The terms of this option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

10) TERM OF OPTION

This Option may not be exercised more than eight years from the date of grant of this option, and may be exercised during such term only in accordance with the Plan and the terms of this option.

11) ADDITIONAL TERMS FOR OPTIONS GRANTED TO EMPLOYEES OUTSIDE THE UNITED STATES

(i) DATA PRIVACY

Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this document by and among, as applicable, employer (“Employer”), and Company, including its subsidiaries and affiliates, for the exclusive purpose of implementing, administering and managing Optionee’s participation in the Plan. Optionee understands that the Company and Optionee’s Employer hold certain personal information, including, but not limited to, Optionee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Optionee’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). Optionee understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in Optionee’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Optionee’s country. Optionee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Optionee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom Optionee may elect to deposit any shares of stock acquired upon exercise of the option. Optionee understands that Data will be held only as long as is necessary to implement, administer and manage Optionee’s participation in the Plan. Optionee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or withdraw the consents herein by contacting in writing Optionee’s local human resources representative. Optionee understands that withdrawal of consent may affect his or her ability to exercise or realize benefits from the option.

(ii) NATURE OF GRANT

In accepting the grant, Optionee acknowledges that: (i) the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (ii) the grant of the options is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options even if options have been granted repeatedly in the past; (iii) all decisions with respect to any such future grants will be at the sole discretion of the Company; (iv) Optionee’s participation in the Plan shall not create a right to further employment with Optionee’s Employer and shall not interfere with the ability of Optionee’s Employer to terminate Optionee’s employment relationship at any time with or without cause; (v) Optionee’s participation in the Plan is voluntary; (vi) the value of the option is an extraordinary item of compensation which is outside the scope of Optionee’s employment contract, if any; (vii) the options are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (viii) in the event of involuntary termination of Optionee’s employment, Optionee’s right to receive the options and vest in the options under the Plan, if any, will terminate effective as of the date that Optionee is no longer actively employed regardless of any reasonable notice period mandated under local law; furthermore, in the event of involuntary termination of employment, Optionee’s right to exercise the options after termination of employment, if any, will be measured by the date of termination of Optionee’s active employment and will not be extended by any reasonable notice period mandated under local law; (ix) the options have been granted to Optionee in his or her status as an employee of Optionee’s Employer, and, in the event that Optionee’s Employer is not the Company the option grant can in no event be understood or interpreted to mean that the Company is the Optionee’s employer or that Optionee has an employment relationship with the Company; (x) the future value of the underlying shares is unknown and cannot be predicted with certainty; (xi) if the underlying shares do not increase in value, the options will have no value; and (xii) no claim or entitlement to compensation or damages arises from termination of the options or diminution in value of the options or Shares purchased through exercise of the options and Optionee irrevocably releases the Company and Employer from any such claim that may arise.

(iii) RESPONSIBILITY FOR TAXES

Optionee hereby acknowledges and agrees that the ultimate liability for any and all tax, social insurance and payroll tax withholding (“Tax-Related Items”) is and remains Optionee’s responsibility and liability and that the Company and/or Optionee’s Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the option grant, including the grant, vesting or exercise of the option and the subsequent sale of Shares acquired pursuant to such exercise; and (b) do not commit to structure the terms of the grant or any aspect of the option to reduce or eliminate Optionee’s liability for Tax-Related Items. Prior to exercise of the option, Optionee shall pay or make adequate arrangements satisfactory to the Company and/or Optionee’s Employer to satisfy all withholding obligations of the Company and/or Optionee’s Employer. In this regard, Optionee authorizes the Company and/or the Optionee’s Employer to withhold all applicable Tax-Related Items legally payable by Optionee from Optionee’s wages or other cash compensation paid to Optionee by the Company and/or Optionee’s Employer or from proceeds of sale. Alternatively, or in addition, if permissible under local law, the Company may sell or arrange for the sale of Shares that Optionee is due to acquire to meet the minimum withholding obligation for Tax Related Items. Any estimated withholding which is not required in satisfaction of any Tax Related Items will be repaid to Optionee by the Company or Optionee’s Employer. Finally, Optionee shall pay to the Company or Optionee’s Employer any amount of any Tax Related Items that the Company or Optionee’s Employer may be required to withhold as a result of Optionee’s participation in the Plan or Optionee’s purchase of Shares that cannot be satisfied by the means previously described.

DATE OF GRANT: <GRANT_DATE>	APPROVED BY: SUN MICROSYSTEMS, INC.,
Michael Dillon
Sr. Vice President, General Counsel & Secretary

The Optionee acknowledges receipt of a copy of the Plan Summary, a copy of which is annexed hereto, and represents that Optionee is familiar with the terms and provisions thereof, and hereby accepts this option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or of the Committee upon any questions arising under the Plan.

OPTIONEE SIGNATURE	DATE SIGNED (DD/MM/YY)

Revised June 2004 – Michael Dillon